                              EMPLOYMENT AGREEMENT
                                  (TISSINGTON)

                  AGREEMENT made this 15th day of May, 2000, effective April 1, 2000, between MAGNESIUM CORPORATION OF AMERICA, a Delaware corporation (the "Company"), with its principal office at 238 North 2200 West, Salt Lake City, Utah 84116 and CAMERON F. TISSINGTON residing at 7408 N. Brookhollow Loop, Park City, Utah 84098 ("Employee").

                              W I T N E S S E T H:

                  In consideration of the mutual covenants herein contained, it is hereby agreed as follows:

                  1.       TERM AND DUTIES.

                  Commencing as of April 1, 2000 and continuing until October 31, 2001, unless sooner terminated or extended as herein provided (the "Employment Term"), the Company shall employ the Employee as its Vice President
- Sales and Marketing. During the Employment Term the Employee shall continue to devote all of his business time and his best efforts to the business of the Company, and its subsidiaries, as may be necessary to perform his duties hereunder, in accordance with the policies, procedures, business plans and budgets from time to time established by the Board of Directors, and the Chairman of the Board and the President and shall not have any other business affiliations. Employee hereby accepts continued employment hereunder.


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                  2.       COMPENSATION.

                  In full compensation for the services to be rendered by the Employee to the Company and its subsidiaries hereunder, during the Employment Term, the Company will pay to the Employee, and the Employee shall accept:

                           (a) a basic annual salary of One Hundred Ten Thousand
($110,000) Dollars for each employment year of the Employment Term payable in installments not less frequently than monthly, and increased as the Board of Directors may, from time to time, determine in its discretion; plus

                           (b) for each fiscal year (November 1 to October 31)
of the Company ending during the employment of the Employee, a year end bonus of $25,000, provided that the Employee is in the employ of the Company at the close of such year and the Company shall not have incurred a net loss for such fiscal year determined in accordance with generally accepted accounting principles followed by the Company in preparing its audited balance sheet as of the date of this Agreement but before giving effect to this clause (b), and to like provisions in any other employment agreement to which the Company is a party. The bonus for each fiscal year shall, if due, be paid as promptly as practicable after the independent accountants for the Company shall have determined, and reported in writing, as to whether the Company had a net loss within the meaning of this clause (b) for such year; plus

                           (c) such additional amounts, if any, as the Board of
Directors of the Company may determine from time to time in its discretion.


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                  3.       PLACE OF EMPLOYMENT.

                  The Employee's regular place of employment during the Employment Term shall be at the principal executive office of the Company in Salt Lake City, Utah. The Employee may not be required to relocate without his consent.
                  4.       TRAVEL; EXPENSES.

                  The Employee shall engage in such travel as may reasonably be required in connection with the performance of his duties, in accordance with prior practice. Employee recognizes that the position Vice President - Sales and Marketing requires substantial travel.

                  All reasonable travel and other expenses incurred by the Employee (in accordance with the policies of the Company established from time to time) in carrying out his duties hereunder will be reimbursed by the Company on presentation to it of expense accounts and appropriate documentation in accordance with the customary procedures of the Company for reimbursement of executive expenses. The Employee shall be entitled to a travel expense advance in the discretion of the Company when anticipated travel warrants such advance.

                  5.       EARLY TERMINATION OF EMPLOYMENT TERM ON DISABILITY OR
                           DEATH.

                           (a) If during the Employment Term, the Employee fails
because of illness or other incapacity (including incapacity because of substance abuse) to render to the Company the services required of him hereunder for a period of two months (during which the Company shall continue the Employee's compensation at the rates herein provided), the Company may, in its discretion, give one month notice of termination of the Employment Term (during which the Employee's compensation shall likewise be continued), and if the Employee shall not resume full performance of his duties within such one month period, the Employment


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Term shall terminate at the expiration thereof, provided that any such termination shall not affect the right of the Employee (or his estate) to continue to receive benefits under any disability insurance plan covering the Employee which is in effect at the date of termination, and further provided that if any such termination shall be during a fiscal year and the Company shall not have a net loss determined as provided in paragraph 2(b) for such fiscal year, the Employee shall be entitled to a pro-rata portion of the bonus for such year based on the number of full months worked by him in such year.

                           (b) The Employment Term shall end upon the death of
the Employee, provided that if the Employee shall die during a fiscal year, and the Company shall not have a net loss, determined as provided in paragraph 2(b), for such fiscal year, the Employee shall be entitled to a pro-rata portion of the bonus for such year, based on the number of full months worked by him during such year.
                  6.       VACATION.

                  During the Employment Term, the Employee shall be entitled to vacation periods not exceeding four weeks in each year, to be taken at such time or times as shall be mutually convenient to the Company and the Employee (but not more than two weeks consecutively). Unused vacation shall not accumulate from year to year.

                  7.       CONFIDENTIALITY; COMPETITION.

                           (a) For the purposes hereof, all confidential
information about the business and affairs of the Company (including, without limitation, business plans, financial and marketing information and information about its secrets and machinery, designs, plans, patterns and specifications, formulae, processes, inventions and discoveries, and names of suppliers and


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customers and nature of dealings with them, sales data and marketing plans)
constitute "Company Confidential Information." Since August 10, 1998, the Employee has been an employee of the Company in a senior marketing position. He acknowledges that he has in the past had, and will continue to have, access to and knowledge of Company Confidential Information, and that improper use or revelation of same by the Employee during or after the termination of his employment by the Company could cause serious injury to the business of the Company. Accordingly, the Employee agrees that he will forever keep secret and inviolate all Company Confidential Information which shall have come or shall hereafter come into his possession, and that he will not use the same for his own private benefit, or directly or indirectly for the benefit of others, and that he will not disclose such Company Confidential Information to any other person other than in pursuance of Company business.

                           (b) During the Employment Term and for a period of
two years thereafter, the Employee will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser, public relations or advertising representative or otherwise), directly or indirectly, be engaged in any aspect of the business of producing and marketing pure magnesium and/or magnesium alloy within the entire world (which the parties acknowledge is the Company's trading area). For purposes of the preceding sentence, the Employee shall be deemed to be engaged in any business which any person for whom he shall perform services is engaged. Nothing herein contained shall be deemed to prohibit the Employee from owning, as a passive investment, a security of any issuer which is not a supplier, vendor; customer or competitor of the Company and whose securities are publicly traded.


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                  Notwithstanding the foregoing,

                                    (i)      If the Company terminates this
                                             Agreement or declines to extend
                                             this Agreement at the end of the
                                             Employment Term, other than for
                                             cause, the non-competition period
                                             shall be one year, rather than two
                                             years;

                                    (ii)     If the assets of the Company are
                                             sold substantially as an entirety,
                                             or its stock is sold, in either
                                             case, to a purchaser not affiliated
                                             with The Renco Group, Inc. and if
                                             Employee is not offered employment
                                             by the new owner for reasons, other
                                             than for cause, the non-competition
                                             period shall be one year, rather
                                             than two years; and

                                    (iii)    If the stock or assets of the
                                             Company are sold substantially as
                                             an entirety to an entity controlled
                                             by Dow Chemical Company or by
                                             Timminco, there shall be no
                                             non-competition period.

                           (c) Within the terms of this Agreement, it is
intended to limit disclosure and competition by the Employee to the maximum extent permitted by law. If it shall be finally determined by any court of competent jurisdiction ruling on this Agreement that the scope or duration of any limitation contained in this paragraph 7 is too extensive to be legally enforceable, then the parties hereby agree that the scope and duration (not greater than that provided for herein) of such limitation shall be the maximum scope and duration which shall be legally enforceable and the Employee hereby consents to the enforcement of such limitation as so modified.

                           (d) The Employee acknowledges that any violation by
him of the provisions of this paragraph 7 could cause serious and irreparable damages to the Company. He further acknowledges that it might not be possible to measure such-damages in money. Accordingly, the Employee further acknowledges that, in the event of a breach or threatened breach by him of the provisions of this paragraph 7, the Company may seek, in addition to any


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other rights or remedies, including money damages, an injunction or restraining order, restraining the Employee from doing or continuing to do or perform any acts constituting such breach or threatened breach.

                  8.       EMPLOYEE'S INVENTIONS.

                  The Employee agrees to assign and transfer to the Company, its successors and assigns, his entire right, title and interest in and to any or all inventions, designs, discoveries and improvements which he may make, either solely or jointly with others, during the Employment Term hereunder and for a period of one (1) year thereafter, which relate in any way to the business or products of the Company, together with all rights to letters patent which may be granted thereon. Immediately upon making any inventions, designs, discoveries or improvements, the Employee shall notify the Company and, without further compensation, shall execute and deliver to the Company such documents as may be necessary to prepare or prosecute applications for patents upon such inventions, designs, discoveries and improvements, and shall assign and transfer to the Company his entire right, title and interest therein. The Company shall pay all expenses involved in carrying out the provisions of this paragraph 8.

                  9.       BENEFITS.

                  The Company agrees to continue to provide to the Employee during the Employment Term the same medical, hospitalization, disability insurance benefits and all other benefits as were provided to him immediately prior to the execution of this Agreement.

                  10.      EMPLOYEE'S REPRESENTATION.

                  Employee hereby represents to the Company that he has full right and power to enter into this Agreement and carry out his duties hereunder, and that same will not constitute a


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breach of or default under any employment, confidentiality, non-competition or other agreement by which he may be bound.

                  11.      DEFAULT BY EMPLOYEE.

                  If the Employee shall:

                           (i) commit an act of dishonesty against the Company or fraud upon the Company; or

                           (ii) breach his obligations under this Agreement and fail to cure such breach within five (5) days after written notice thereof; or

                           (iii) be convicted of a crime involving moral turpitude; or

                           (iv) fail or neglect diligently to perform his duties hereunder and continue in his failure after written notice;

then, and in any such case, the Company may terminate the employment of the Employee hereunder and, in the event of any such termination, the Employee shall no longer have any right to any and all benefits (including future salary payments) which would otherwise have accrued after such termination.

                  12.      AUTOMATIC RENEWAL.

                  This Agreement shall automatically renew and be extended from year to year upon the expiration of the Employment Term (as extended if extended) unless terminated by either party by written notice given to the other at least six months prior to October 31 2001, or prior to any subsequent October
31. If any such notice shall be given, this Agreement shall terminate on October 31, 2001, or the next succeeding October 31, as the case may be.


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                  13.      SUCCESSORS.

                  The rights, benefits, duties and obligations under this Agreement shall inure to and be binding upon the Company, its successors and assigns and upon the Employee and his legal representatives, legatees and heirs. It is specifically understood, however, that this Agreement may not be transferred or assigned by the Employee. The Company may assign any of its rights and obligations hereunder to any subsidiary or affiliate of the Company, or, by written instrument to a successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock, or other corporate reorganization, on condition that the assignee shall assume all of the Company's obligations hereunder (but nevertheless the Company shall remain liable hereunder) and it is agreed that such successor or surviving corporation shall continue to be obligated to perform the provisions of this Agreement.

                  14.      NOTICES.

                  Notices hereunder shall be in writing and shall be sent by telegraph or by certified or registered mail, telecopy, or recognized overnight delivery service (such as Federal Express) prepaid as follows:

TO EMPLOYEES:                              TO COMPANY:

Cameron F. Tissington                      Magnesium Corporation of America
7408 N. Brookhollow Loop                   c/o The Renco Group, Inc.
Park City Utah 84098                       30 Rockefeller Plaza
                                           New York, New York 10112
                                           Attention:  Ira Leon Rennert
                                           Chairman

                                           with copies to:

                                           Magnesium Corporations of America
                                           238 North 2200 West
                                           Salt Lake City Utah 84116
                                           Attention:  President


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and shall be deemed to have been given when telecopied to the addressee (not later than 12 noon on a business day) or three days after placed in the U.S. mail or the second business day following delivery to a recognized overnight delivery service (such as Federal Express) or a telegraph company, prepaid and properly addressed. Notices to the Employee may also be delivered to him personally. Notices of change of address shall be given as provided above, but shall be effective only when actually received.

                  15.      WAIVERS.

                  The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions, and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of the Company, shall be effective for any purposes whatsoever unless such waiver is in writing and signed by the Company.

                  16.      ENTIRE AGREEMENT; GOVERNING LAW.

                  There are no oral or written understandings concerning the Employee's employment outside of this Agreement and a separate Net Worth Appreciation Agreement between the Company and .the Employee. This Agreement may not be modified except by a writing signed by the parties hereto. Effective as of April 1, 2000, this Agreement supersedes any and all prior employment agreements or understandings. This Agreement is made under, and shall be construed in accordance with, the laws of Utah, applicable to agreements to be performed wholly within that state.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Agreement as of the day and year first above written.



                                      MAGNESIUM CORPORATION OF AMERICA

Attest:

                                      By:      /s/  Michael Legge
-------------------------------            -------------------------------
Witness:


/s/  Nyla J. Raleigh                           /s/  Cameron F. Tissington
-------------------------------            -------------------------------
                                           Cameron F. Tissington



              NOTARY PUBLIC
             NLYA J. RALEIGH
[SEAL]    1512 WEST 4960 SOUTH
         TAYLORSVILLE, UT 84123
          MY COMMISSION EXPIRES
            MARCH 15TH, 2004
              STATE OF UTAH


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